EMPLOYMENT AGREEMENT


     AGREEMENT dated as of September 12, 1996 by and between Virtual Reality, Inc., a Nevada corporation (the "Company"), and Martin Cardone, an individual currently residing at 116 John Street, New York, New York 10038 (individually, the "Executive", collectively the "Parties").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions hereafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:

     1. Employment and Duties.

     (a) General. The Company hereby employs Executive and Executive agrees upon the terms and conditions herein set forth to serve as the CEO/Chairman of the Company, and in such capacities Executive agrees to perform the duties delineated in the By-Laws of the Company, together with such reasonable additional duties, commensurate with Executive's position as CEO/Chairman, as may be assigned to Executive from time to time by the Board of Directors (the "Board")of the Company. Without limiting the foregoing, Executive's duties shall include preparing monthly management accounts and reports in such form and manner as shall be prescribed by the Board. If elected or appointed, Executive shall also serve as a director or officer of any of the Company's subsidiaries or affiliated companies and, if elected, will serve as a member of the Board or committees of the Board, without further compensation. Executive shall not be elected a member of the Board or committees of the Board prior to the commencement of year two of the initial Term (as hereinafter defined).

     (b) Exclusive Services. For so long as Executive is employed by the Company, Executive shall, except as may from time to time be otherwise agreed to in writing by the Company pursuant to authority granted by a resolution of the Board, devote his full-time working hours to his duties hereunder, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Board, and shall use his best efforts to promote and serve the interests of the Company.


     (c) No Other Employment. For so long as Executive is employed by the Company, Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the consent of the Company pursuant to the authority granted by a resolution of the Board or otherwise engage in activities which would interfere significantly with his faithful performance of his duties hereunder. Executive may perform inconsequential services without direct compensation therefor in connection with the management of personal investments, provided that such activity does not contravene the provisions of section 5 hereof.

     2. Term of Employment. The Company shall retain Executive and Executive shall serve in the employ of the Company for the four year period commencing as of September 12, 1996 (the "Effective Date") and ending on September 11, 2000 (the "Term"), subject to earlier termination in accordance with Section 4 of this Agreement. The Term shall be automatically extended without further action by either party for a successive or successive one-year period or periods, unless written notice of either party's intention to terminate this Agreement has been given to the other party at least ninety days prior to the expiration of the Term. In the event that the Company elects not to extend the Term in accordance with the provisions of this Section 2, Executive shall be entitled to devote reasonable periods of time during the remaining Term to seek new employment. For purposes of this Agreement, the twelve (12) month period commencing on the Effective Date and ending on the first anniversary thereof, and each twelve (12) month period ending on each subsequent anniversary thereof during the Term, shall be referred to as a "Contract Year".

     3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the Term as compensation for services rendered hereunder:

     (a) (i) Salary. The Company shall pay to Executive an annual base salary (the "Salary") at the rate of $60,000 per annum in the first Contract Year and $150,000 per annum in the second, third and forth Contract Year. Salary shall be payable in substantially equal installments at the end of each calendar month or at such other intervals as may be determined by the Company in accordance with its payroll practices as established from time to time. The Salary will be reviewed not less often than annually by the Board and may be increased, but not decreased. However, in the event that the Company is unable to make any payment due to the Executive pursuant to this Section 3 for any reason whatsoever, the Executive has the right to convert any or all of such payments to unregistered common stock of the Company at a Twenty Percent (20%) discount of the closing price as reflected on a reputable national quotation system such as Yahoo! Finance as the date immediately prior to such conversion.

     (ii) As additional compensation to the Executive, the Executive shall earn the following number of shares of common stock so long as the Executive is continuously employed by the Company through January 1, 2000 (the "Vesting Date"). In the event that the Executive is not continuously employed by the Company through the Vesting Date, the Company has the exclusive right to "clawback" all of the shares earned pursuant to this sub-paragraph.

             Denomination                 Date Earned
             ------------                 -----------
               250,000                  December 31, 1996
               250,000                  March 31, 1997
               250,000                  June 30, 1997
               250,000                  September 30, 1997
               375,000                  December 31, 1997
               375,000                  March 31, 1998
               375,000                  June 30, 1998
               375,000                  September 30, 1998

     (b) Bonus. The Company agrees that Executive shall be eligible to earn a bonus (the "Bonus") for each Contract Year during the Term. The minimum Bonus for the initial Term shall be in accordance with the following schedule:

A Bonus for a Contract  Year  during the Term shall be paid no later than ninety
(90) days after the end of the Contract year to which such Bonus relates In the event that the Executive's employment ends under the circumstances described in
Section 2 above, the Bonus, it any, for the final Contract Year of Executive's employment shall be paid to Executive within ninety (90) days after the end of such final Contract Year, notwithstanding that Executive is no longer in the employ of the Company at that time.

     (c) Travel Expenses. The Company shall reimburse Executive for reasonable travel and other business-related expenses incurred by Executive in the fulfillment of his duties hereunder. Travel expenses shall be accounted for in accordance with Company reporting practices. Travel shall be done in the most commercially feasible manner under the circumstances.

     (d) Employee Benefits. The Company at its cost shall provide Executive with the insurance, health, major medical, disability benefits and sick leave benefits provided to similarly situated executives of the Company. Executive shall also participate in all other benefit plans, programs and arrangements that the Company typically makes available to its executive employees.

     (e) Vacation. For the first Contract Year, Executive shall accrue vacation days at a rate of one day per month of employment up to a maximum of twelve (12) days and Executive shall be entitled to reasonable sick leave in accordance with the Company's policies as established from time to time. For each Contract Year thereafter, the maximum number at vacation days accrued for such year shall be increased by one (1) day for each full Contract Year completed prior thereto, and appropriate adjustment shall be made to the monthly rate of vacation accrual to reflect such increase; provided, however, that the maximum number of vacation days accrued in any Contract Year shall in no event exceed eighteen (18) days.

     (f) Automobile Allowance. During Executive's employment with the Company, Executive may lease and insure an automobile for his business use and the Company shall promptly reimburse Executive, provided that the amount of the combined leasing, insurance and parking payments shall not exceed $700.00 per month (the "Allowance").

     4. Termination of Employment.

     (a) Termination for Cause; Resignation Without Good Reason. (i) If, prior to the expiration of the Term, Executive's employment is terminated by the Company for Cause, as defined in section 4(a) (ii) hereof, or if Executive resigns from his employment hereunder, other than for Good Reason, as defined in section 4(a) (iii) hereof, Executive shall be entitled to payment of the pro rata portion of Executive's Salary under section 3(a) through and including the date of termination or resignation. Except to the extent required by applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

     (ii) Termination for "Cause" shall mean termination of Executive's employment with the Company by the Board because of (A) any act or omission which constitutes a material breach by Executive of his obligations or agreements under this Agreement or the failure or refusal of Executive to satisfactorily perform any duties reasonably required hereunder, (other than by reason of the incapacity of Executive due to physical or mental illness), (B) the commission by Executive of a felony, or the perpetration by Executive of a dishonest act or common law fraud against the Company, or any affiliate or subsidiary thereof, (C) any act or omission by Executive which, in the good faith opinion of the Board, is injurious in any significant respect to the financial condition or business reputation of the Company or any of its affiliates or subsidiaries (other than any good faith act or omission in furtherance of the rights of the Company) and which resulted from Executive's willful misconduct or inexcusable neglect or (D) Executive's habitual drunkenness on the job or excessive absenteeism not related to illness, sick leave, holiday leave or vacation.

     (iii) Resignation for "Good Reason" shall mean the resignation of Executive after an act or omission by the company which is a material breach of this Agreement; provided, however that at least 20 days prior to such resignation Executive specifies to the Company in writing the nature of such act or omission set forth in clause and the Company or the Board does not correct such act or omission within 10 business days after its receipt of such written specification.

     (iv) The date of  termination  of  employment  by the  Company  under  this section 4(a) shall be the date set forth in the written notice of termination delivered by the Company to Executive, unless no such date is specified in such notice, in which case the date of termination shall be the date of receipt by Executive of written notice of termination. The date of resignation under this section 4(a) shall be 10 business days after receipt by the Company of written notice of resignation.

     (b) Termination Without Cause; Resignation for Good Reason. (i) Subject to the provisions of section 4(b) (ii), if, prior to the expiration of the Term, Executive's employment is terminated by the Company without Cause, or if Executive resigns from his employment hereunder for Good Reason, the Company shall continue to pay to Executive the Salary (at the rate An effect on the date of such termination) during the remainder of the Term; provided, however, that the amount of any such payments shall be reduced by any salary or other compensation payment received by Executive from a subsequent employer or employers during the remainder of the Term. Except to the extent required by applicable law, Executive shall have no right under this

Agreement or otherwise to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

     (ii) If, following a termination of employment without Cause or a resignation for Good Reason, Executive breaches the provisions of section 5 hereof, Executive shall not be eligible, as of the date of such breach, for the payments described in this section 4(b), and any and all obligations and agreements of the Company with respect to such payments shall thereupon cease.

     (iii) The date of  termination  of  employment  by the  Company  under this section 4(b) shall be the date specified in a written notice of termination to Executive or, it no such date is specified therein, the date on which such notice is given to Executive The date of resignation under this section 4(b) shall be 10 business days after receipt by the Company of written notice of resignation.

     (c) Termination Due to Death or Disability. In the event of Executive's disability, as defined below, the Company shall be entitled to terminate his employment. Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment should terminate due, to death or disability, no further payments of Salary shall be earned by Executive, and any Salary earned by Executive to the date of such termination shall be paid to Executive or Executive's estate, as the case may be, within 30 days of such termination. As used in this section, the term "disability" shall mean the inability of Executive to perform his services as President of the Company as required hereunder due to physical or mental incapacity or illness for more than 45 consecutive days.

     5. Secrecy and Noncompetition.

     (a) No Competing Employment. For so long as Executive is employed by the Company and continuing for 3 years after the termination of such employment or resignation therefrom (such period being referred to hereinafter as the "Restricted Period"), Executive shall not, unless he receives after the Effective Date the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly engage or participate, as an owner, partner, shareholder, officer, employee, director, agent or consultant, in any business which directly or indirectly competes with the Company or any of its subsidiaries or affiliates, and, further, that Executive will not make any investments in any business that competes with the Company.

     (b) No Interference. During the Restricted Period, Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed by or otherwise engaged to perform services for the Company (including, but not limited to, any independent sales representatives or organizations) or any person or entity who is, or was within the then most recent 12 month period, a customer or client of the Company.

     (c) Secrecy. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company, or its affiliates or subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. According1y, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive's obligations to the Company hereunder or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any of its subsidiaries and affiliates, or use any such information. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities but shall exclude any information already in the public domain. Executive understands and agrees that the rights and obligations set forth in this section 5(c) shall continue for 10 years and, in any case, shall extend for a period of three years beyond the Restricted Period and Executive's employment hereunder.

     (d) Exclusive Property. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not without the consent of the Company, retain copies of, any written materials not previously made available to the public, records and documents made by Executive or coming into his possession concerning the business or affairs of the Company or any of its affiliates or subsidiaries; provided, however, that subsequent to any such termination, the Company shall provide Executive with copies (the cost of which shall be borne by Executive) of any documents which are requested by Executive and which Executive has determined in good faith are
(i) required to establish a defense to a claim that Executive has not complied with his duties hereunder or (ii) necessary to Executive in order to comply with applicable law. Executive understands and agrees that the rights and obligations set forth in this section 5(d) are perpetual and, in any case, shall extend beyond the Restricted period and Executive's employment hereunder.

     (e) Injunctive Relief. Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this section 5 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this section 5 or such other relief as may be required to specifically enforce any of the covenants in this section 5.

     (f) Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to section 5(f), the Restricted Period shall be extended by any and all periods during which Executive shall be found by a court possessing personal jurisdiction over him to have been in violation of the covenants contained in this section 5.

     6. Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     7. Nonassignability; Binding Agreement.

     (a) By Executive. Without the prior written consent of the Company pursuant to authority granted by a resolution of the Board, this Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Executive, nor shall any right of Executive (or Executive=s estate or beneficiary, as the case may be) to any payment or benefit hereunder be subject to any manner of alienation or assignment.

     (b) By the Company. This Agreement and all of the Company's rights and obligations hereunder may be assigned, delegated or transferred by it to any business entity which at any time by merger, consolidation or otherwise acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets. Upon such assignment, delegation or transfer, any such business entity shall be deemed to be substituted for all purposes as the Company hereunder.

     (c) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive's heirs and the personal representatives of Executive's estate.

     8. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     9. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto; provided, however, that any such modification, amendment or waiver on the part of the Company shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     10. Tax Withholding. Payments to Executive of all compensation contemplated under this Agreement be subject to all applicable legal requirements with respect to the withholding of taxes.

     11. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     12. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall he delivered or mailed to Executive at the address first set forth above, or if addressed to the Company, the notice shall be delivered or mailed to, or such other address as the Company or Executive may designate by written notice at any time or from time to time to the other party. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

     13. Supercedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

     14. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     15. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Company has caused the Agreement to he signed by its officer pursuant to the authority of its Board, and Executive has executed this Agreement, as of the day and year first written above.


                                        VIRTUAL REALITY, INC.


                                        By:  /s/  Martin F. Cardone
                                             ----------------------------------
                                             Name:  Martin F. Cardone
                                             Title: President



                                        /s/  Martin F. Cardone
                                        ---------------------------------------
                                        Martin F. Cardone
                                        "Executive"



                                        /s/  [ILLEGIBLE]
                                        ---------------------------------------
                                        Witnessed By